                                                                   EXHIBIT 99.12

                                HOTJOBS.COM, INC.
                   1999 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                              ENROLLMENT/CHANGE FORM

---------
SECTION 1:     ACTIONS
---------


 Action                             Complete Sections:
 ------                             ------------------

/ /  New Enrollment                 2, 3,  7 and sign attached Stock Purchase Agreement

/ /  Payroll Deduction Change       2, 4, 7

/ /  Terminate Payroll Deductions   2, 5, 7

/ /  Leave of Absence               2, 6, 7


--------------------------------------------------------------------------------

---------
SECTION 2:     PERSONNEL DATA
---------

Name
     --------------------------------------------------------------------------
             Last                   First                 MI          Dept.

Home Address
             ------------------------------------------------------------------
                                              Street

             ------------------------------------------------------------------
                       City                           State        Zip Code


Social Security #   / / / / - / / / - / / / / /

--------------------------------------------------------------------------------
SECTION 3:     NEW ENROLLMENT
---------

Effective with the Purchase Interval Beginning:

/ /     February 1, _______

/ /     August 1, _________

/ /     Initial Offering Period


Payroll Deduction Amount: ____% of cash earnings*


*    Must be a multiple of 1% up to a maximum of 15% of cash earnings

--------------------------------------------------------------------------------

---------
SECTION 4:     PAYROLL DEDUCTION CHANGE
---------


Effective with the Pay Period Beginning:
                                        ---------------------------------------
                                                 Month, Day and Year

I authorize the following new level of payroll deduction: ____% of cash earnings


*    Must be a multiple of 1% up to a maximum of 15% of cash earnings

NOTE:     You may reduce your rate of payroll deductions once per 6-month
----     purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month interval (February 1 or August 1).

--------------------------------------------------------------------------------

---------
SECTION 5:     TERMINATE PAYROLL DEDUCTIONS
---------

Effective with the Pay Period Beginning:
                                        ---------------------------------------
                                                  Month, Day and Year


Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until the start of the next offering period.

In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

/ /  Purchase shares of HotJobs.com, Ltd. on next scheduled purchase date

                                       OR

/ /  Refund ESPP payroll deductions collected

NOTE: If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

--------------------------------------------------------------------------------

---------
SECTION 6:     LEAVE OF ABSENCE
---------

In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date:

/ /  Purchase shares of HotJobs.com, Ltd. on next scheduled purchase date

                                       OR

/ /  Refund ESPP payroll deductions collected

NOTE: If you take an unpaid leave of absence, your payroll deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.

--------------------------------------------------------------------------------

---------
SECTION 7:     AUTHORIZATION
---------


------------------------------     --------------------------------------------
             Date                              Signature of Employee